UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 4, 2008
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-113140	75-3158926
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

287 Carrizo Canyon Road	88340
Mescalero, New Mexico	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 2, 2008, the Inn of the Mountain Gods Resort and Casino (the “Company”) and Mr. Daniel McCue (“Mr. McCue”) entered into an agreement whereby the Company hired Mr. McCue as the Chief Financial Officer of the Company, effective as of September 1, 2008, pursuant to an Executive Employment Agreement (the “McCue Employment Agreement”), a copy of which is furnished as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K. Mr. McCue will serve for a term of three years, unless earlier terminated as provided under the terms of the McCue Employment Agreement.
     Mr. McCue will earn an annual base salary of $200,000 and will have the opportunity to participate in employee benefit plans such as medical, dental and vision (including participation by his spouse and eligible dependents), subject to the terms and conditions of such benefit plans. He will also be entitled to reimbursement for all reasonable expenses, including travel and entertainment, which he incurs in the performance of his duties as set forth in the McCue Employment Agreement. We will pay for Mr. McCue’s relocation expenses and provide temporary housing for up to 90 days. There is no family relationship between Mr. McCue and any director or executive officer of the Company.
     The following sets forth biographical information regarding Mr. McCue.

Daniel McCue Age: 38 (2008)	From July 1999 to the present Mr. McCue served as the Director of Finance & Administration at Seven Feathers Hotel & Casino Resort (“Feathers Resort”), Canyonville, Oregon, directing all financial activities of Feathers Resort with direct reports from Accounting, Purchasing, Warehouse, Count Team, and Cashier Cage. Mr. McCue supervised an accounting staff of 12, a cage staff of 73, and a Warehouse/Purchasing staff of 11. As Director of Finance & Administration Mr. McCue had the following duties and responsibilities: budgeting; forecasting; developing and maintaining internal control standards; reporting to Feather Resort’s Board of Directors, Cow Creek Tribal officials and certain other regulatory bodies; coordinating and preparing for independent audits; developing and maintaining statistical reports and other financial reports in a more efficient manner than previously utilized; preparation and recording of general ledger entries; analyzing continuing financial information; and compiling financial information for a bond offering.

From October 1992 to June 1999 Mr. McCue served as the Assurance Manager at Grant Thornton LLP, Colorado Springs, Colorado. As Assurance Manager, Mr. McCue acted as the lead auditor and manager in audit engagements with various types of entities requiring financial and compliance audits, with an emphasis on casino audit engagements in Colorado limited stakes gaming establishments, and certain commercial, governmental and non-profit clients.

Mr. McCue received a Bachelor of Science in Business, Accounting Option from Montana State University, Bozeman, Montana (1992).

Item 7.01.	Regulation FD Disclosure.
     On September 4, 2008, the Company issued a press release announcing that, effective September 1, 2008, Mr. McCue became the Chief Financial Officer of the Company. A copy of this press release is attached to this Report as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities and Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

10.1	Employment Agreement, dated September 2, 2008 by and between Mr. McCue and Inn of the Mountain Gods Resort and Casino.

99.1	Press Release issued by Inn of the Mountain Gods Resort and Casino, dated September 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: September 4, 2008	By:	/s/Douglas A. Lentz
Douglas A. Lentz
Chief Operating Officer